QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR
FAIRFAX FINANCIAL HOLDINGS LIMITED
OFFER TO EXCHANGE
US$650,000,000 of its 4.625% Senior Notes due 2030

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Fairfax Financial Holdings Limited (the "Issuer") made pursuant to the Prospectus, dated [    •    ], 2020, as it may be amended from time to time (the "Prospectus"), if the certificates for the outstanding 4.625% Senior Notes due 2030 issued on April 29, 2020 (the "Initial Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Bank of New York Mellon, as exchange agent (the "Exchange Agent") prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer.

        Such form may be delivered or transmitted by facsimile transmission (if signatures are not required to be medallion guaranteed), mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Initial Notes (the "Letter of Transmittal") must also be received by the Exchange Agent within three business days of the Expiration Date. Any Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Where the Expiration Date has been extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

BY HAND, MAIL OR OVERNIGHT COURIER:
Bank of New York Mellon
Corporate Trust — Reorg
111 Sanders Creek Parkway
East Syracuse, NY 1305

For Information Call: (315) 414-3034	BY FACSIMILE: (732) 667-9408 (for eligible institutions only) Attention: Tiffany Castor	Confirm Receipt of Facsimile by Telephone: (315) 414-3034

        Delivery of this instrument to an address other than as set forth above, or transmission or instructions via facsimile other than as set forth above, will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in the "Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures" section of the Prospectus.

        The undersigned understands that tenders of Initial Notes will be accepted only in principal amount equal to US$2,000 or integral multiples of US$1,000 in excess thereof. Additionally, the undersigned understands that the tenders of Initial Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal Amount of Initial Notes Tendered (must be in denominations of principal amount of US$2,000 and any integral multiple of US$1,000 in excess thereof):*	Name(s) of Registered Holder(s):
Address including zip code:
If Initial Notes will be delivered by book-entry transfer at The Depository Trust Company, insert Account No.:	Telephone Number including Area Code:
Signature(s) of Registered Owner(s) or Authorized Signatory:

Date:

        This Notice of Guaranteed Delivery must be signed by the Holder(s) of Initial Notes exactly as its (their) name(s) appear on certificates for Initial Notes or a security position listing as the owner of Initial Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

 Please print name(s) and address(es):

Name(s):
Capacity:
Address(es):

        Do not send Initial Notes with this form. Initial Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal will be received by the Exchange Agent at the address set forth above or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the heading "The Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures" will be received by the Exchange Agent no later than three business days after the Expiration Date.

Name of Firm

Address

Zip Code
Area Code and Tel. No.
Authorized Signature
Title
Name: (Please Type or Print)
Dated:

 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.
Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2.
Signatures of this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Initial Notes, the signature must correspond with the name shown on the security position listing as the owner of the Initial Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Initial Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3.
Requests for assistance or additional copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified on the first page hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

QuickLinks

  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY FOR FAIRFAX FINANCIAL HOLDINGS LIMITED OFFER TO EXCHANGE US$650,000,000 of its 4.625% Senior Notes due 2030
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
PLEASE SIGN AND COMPLETE
Please print name(s) and address(es)
GUARANTEE (Not to be used for signature guarantee)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY